Exhibit 99.1

American Resources Corp. Announces Pricing of $4.0 Million Public Offering and Uplisting to Nasdaq

Fishers, Indiana / Accesswire / February 15th, 2019 / American Resources Corp. (“American Resources” or the “Company”) (NASDAQ: AREC), a publicly traded extraction, processing, transportation and seller of metallurgical coal and pulverized coal injection (PCI) to the steel industry, today announced the pricing of an underwritten public offering of 1,000,000 shares of Class A common stock at a price to the public of $4.00 per share. The common stock has been approved to list on The Nasdaq Capital Market under the symbol AREC and is expected to begin trading on February 15, 2019.

The aggregate gross proceeds to American Resources from the public offering are expected to be $4.0 million, before deducting underwriting discounts, commissions and other estimated offering expenses. American Resources has granted the underwriters a 45-day option to purchase up to 150,000 additional shares of common stock at the public offering price to cover over-allotments, if any. The offering is expected to close on February 20, 2019, subject to customary closing conditions.

Maxim Group LLC is acting as the sole book-running manager.

American Resources intends to use the net proceeds from the offering to initiate coal production on certain permits the Company owns, act upon certain acquisition opportunities, and general corporate purposes, including working capital.

The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Maxim Group LLC, 405 Lexington Ave, New York, NY 10174, Attn: Prospectus Department or by Tel: (800) 724-0761.

A registration statement relating to the securities was declared effective by the SEC on February 14, 2019. The registration statement and accompanying prospectus has been filed with the SEC and is available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About American Resources Corp.

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company's primary focus is on the extraction, processing, transportation and selling of metallurgical coal and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company's business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers' demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company's actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. The words "believes," "may," "will," "should," "would," "could," "continue," "seeks," "anticipates," "plans," "expects," "intends," "estimates," or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

CONTACT:
Website:
http://www.americanresourcescorp.com
Institutional/Retail/Individual Contact:
RedStone Communications, LLC
Anthony D. Altavilla, President
317-569-1617 - Office
317-590-3780 - cell
tony@redstonecommunications.com
www.redstonecommunications.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com